                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             COURIER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               COURIER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 17, 2002


To the Stockholders of
COURIER CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of COURIER CORPORATION (the "Corporation") will be held at the Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts, at ll:00 A.M. on Thursday, January 17, 2002 for the following purposes:

          1. To elect three Class A Directors to hold office for a term of three years and until their respective successors shall be elected and shall have qualified;

          2. To approve an amendment to the Corporation's Articles of Organization increasing the number of authorized shares of Common Stock;

          3. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Corporation for the current fiscal year ending September 28, 2002; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on November 23, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                            By order of the Board of Directors,



                                            F. BEIRNE LOVELY, JR., CLERK

15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 7, 2001

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT

                               COURIER CORPORATION
                                15 WELLMAN AVENUE
                      NORTH CHELMSFORD, MASSACHUSETTS 01863

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 17, 2002

                             NATURE OF SOLICITATION

         This Proxy Statement is furnished in connection with and accompanies a Proxy for and Notice of Annual Meeting of Stockholders (the "Notice") of Courier Corporation (the "Corporation" or "Courier"), to be held January 17, 2002 at ll:00 A.M. at the Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts, for the purposes set forth in said Notice. The solicitation is made on behalf of the Board of Directors of the Corporation.

         This Proxy Statement and the accompanying Notice and Proxy Card (the "Proxy") are first being sent to stockholders on or about December 7, 2001. The Board of Directors has fixed the close of business on November 23, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

         The cost of preparing, assembling and mailing the Proxy and Notice and this Proxy Statement and of soliciting Proxies is to be borne by the Corporation. In addition to the use of the mails, solicitation may be made by telephone and personally by employees and Directors of the Corporation. Georgeson Shareholder has been hired by the Corporation to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise, at a fee of approximately $3,500. The Corporation will also bear the expense of banks, brokers and other fiduciaries or nominees who may forward Proxies and proxy material to beneficial owners of shares held of record by such holders of record.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it prior to the exercise of the powers conveyed by it by filing with the Clerk of the Corporation a written revocation or duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person. Unless a Proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or at any adjournment thereof in the manner hereinafter described.

         The Annual Report of the Corporation for the fiscal year ended September 29, 2001, including financial statements for the fiscal year ended September 29, 2001, is being mailed to stockholders concurrently with this Proxy Statement.

                                VOTING SECURITIES

         As of the Record Date, the securities outstanding and entitled to vote at the Annual Meeting consist of 5,112,437 shares of Common Stock, par value $1 per share, of the Corporation (the "Common Stock"). Only holders of record at the close of business on

November 23, 2001 will be entitled to vote at the meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share held. A majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting constitutes a quorum for the meeting (2,556,219 shares). Abstentions and broker non-votes shall be counted in determining the number of shares present at the meeting.

         A plurality of votes properly cast for the election of Directors by stockholders attending the meeting in person or by proxy will elect Directors to office. A majority of votes properly cast at the meeting is required for approval of other matters presented at the meeting, unless a larger vote is required by law, or by the Corporation's Articles of Organization, as amended or By-Laws. Abstentions and broker non-votes will not be counted as votes cast at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of November 23, 2001, the ownership of Common Stock of the Corporation by each Director, by each executive officer named in the Summary Compensation Table below (each a "Named Executive Officer"), by all Directors and executive officers of the Corporation as a group, and by any person or group known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned by each person and entity is determined according to the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty days of November 23, 2001 through the exercise of an option or similar right. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as owned by such person or entity.

                                                    NUMBER OF SHARES
                                                       BENEFICIALLY             % OF SHARES
         NAME                                         OWNED (1)(2)(3)           OUTSTANDING
         ----                                       -----------------           -----------
James F. Conway III                                       517,685 (4)             10.1%
Kathleen Foley Curley                                      15,775                  0.3%
Richard K. Donahue                                         34,000                  0.7%
Edward J. Hoff                                            166,679                  3.2%
Arnold S. Lerner                                           28,915 (5)              0.6%
W. Nicholas Thorndike                                      44,573                  0.9%
George Q. Nichols                                          26,012                  0.5%
Robert P. Story, Jr                                       129,626 (6)              2.5%
Peter D. Tobin                                             12,517                  0.2%
Peter M. Folger                                            28,407                  0.6%
All Directors and Executive Officers
  as a Group (10 persons)                               1,004,189                 19.1%
Artisan Partners                                          599,172 (7)             11.8%
T. Rowe Price Associates, Inc.                            490,000 (8)              9.6%

(1) The information concerning the amount of Common Stock of the Corporation beneficially owned by each of the Directors and executive officers was furnished to the Corporation by each such Director or executive officer.

(2) Includes shares subject to options exercisable within sixty days as follows: Mr. Conway, 27,000; Ms. Curley, 6,400; Mr. Donahue, 22,300; Mr. Hoff, 36,800; Mr. Lerner, 11,500; Mr. Thorndike, 6,400; Mr. Story, 35,362;
Mr. Tobin, 5,425; Mr. Folger, 11,047; and all Directors and executive officers as a group, 162,284. For purposes of calculating the percentage of shares outstanding with respect to each individual and the group, the shares subject to such options have been treated as if they were issued and outstanding only as to such individual or group.

(3) Includes shares allocated to individual accounts in the Courier Employee Stock Ownership Plan (the "ESOP") as follows: Mr. Conway, 3,798; Mr. Nichols, 4,083; Mr. Story, 2,702; Mr. Tobin, 98; and Mr. Folger, 1,749.

(4) Includes 251,589 shares owned by the James F. Conway, Jr. Trusts of which Mr. Conway III is a trustee with shared voting and investment power as to these shares. Mr. Conway's address is c/o the Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.

(5) Includes 2,250 shares owned by Mr. Lerner's wife and 11,250 shares owned by Mr. Lerner's adult children, as to which shares Mr. Lerner disclaims beneficial ownership.

(6) Includes 1,800 shares owned by Mr. Story's wife, as to which shares Mr. Story disclaims beneficial ownership.

(7) Based upon information provided by Artisan Partners Limited Partnership as of November 23, 2001. Artisan Partners serves as investment adviser with shared voting and shared dispositive power over these shares, which are owned by Artisan Partners' clients. The address for Artisan Partners is 1000 North Water Street, Suite 1770, Milwaukee, WI 53202.

(8) Based upon information provided by T. Rowe Price Associates, Inc. as of November 23, 2001. The total shares held of 490,000 are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 420,000 shares representing 8.2% of the shares outstanding), for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or power to vote the securities. T. Rowe Price Associates has sole dispositive power for the entire holding of 490,000 shares and has sole voting power for 70,000 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

                          ITEM 1: ELECTION OF DIRECTORS

         Pursuant to the By-Laws, the Corporation's directorships are divided into three classes, consisting of Class A, Class B and Class C Directors. The term of each directorship is three years and the terms of the three classes are staggered in such a manner that only one class is elected in any one year. Three Class A Directors are to be elected at the 2002 Annual Meeting. Each of the three Class A Directors will serve until the 2005 Annual Meeting and until his or her successor shall have been elected and shall have qualified or until his or her earlier death, incapacity, resignation or removal. It is proposed that Proxies not limited to the contrary will be voted to elect Richard K. Donahue, Edward J. Hoff and Robert P. Story, Jr. as Class A Directors. Messrs. Donahue, Hoff and Story are presently Class A Directors having terms expiring at the 2002 Annual Meeting. If some unexpected occurrence should make necessary, in the judgement of the Board of Directors, the substitution of some other person for any of the nominees, it is the intention of the persons named in the Proxy to vote for the election of such other person as may be designated by the Board of Directors.

         Messrs. Donahue, Hoff and Story were previously elected by the stockholders.

NOMINEES FOR ELECTION AS CLASS A DIRECTORS

RICHARD K. DONAHUE -- Mr. Donahue, age 74, has been a Director of the Corporation since June 1995. He is Vice Chairman of NIKE, Inc. of Beaverton, Oregon and a member of the NIKE Board of Directors since 1977. He previously served as President and Chief Operating Officer of NIKE, Inc. from 1990 to 1994. He was a partner in the law firm of Donahue & Donahue Attorneys, P.C. and is presently in private practice. If elected, Mr. Donahue will serve as a Class A Director until the 2005 Annual Meeting.

EDWARD J. HOFF -- Mr. Hoff, age 46, has been a Director of the Corporation since 1989. He joined IBM Learning Center as Vice President, Learning in 2001 and serves as a member of the IBM Senior Leadership Group. He also became Chairman of Leadership Development Inc., a management development firm, having served as President since 1998. He was a Partner at The Center for Executive Development from 1992 to 1998. If elected, Mr. Hoff will serve as a Class A Director until the 2005 Annual Meeting.

ROBERT P. STORY, JR. -- Mr. Story, age 50, has been a Director of the Corporation since February 1995. He is Senior Vice President and Chief Financial Officer of Courier Corporation. Mr. Story is also responsible for Dover Publications, Inc., as well as Courier's book manufacturing operations. He joined Courier in 1986 as Vice President and Treasurer and was elected Senior Vice President and Chief Financial Officer in April 1989. If elected, Mr. Story will serve as a Class A Director until the 2005 Annual Meeting.

DIRECTORS CONTINUING IN OFFICE

         The following persons are incumbent Directors and have unexpired terms as Class B and Class C Directors as indicated.

JAMES F. CONWAY III -- Mr. Conway, age 49, has been a Director of the Corporation since 1988. Mr. Conway was elected Chairman of the Corporation on September 22, 1994 and continues as President and Chief Executive Officer. He had been Acting Chairman, President and Chief Executive Officer since December 1992, and President and Chief Operating Officer from 1988 to 1992. He is a Director of Enterprise Bank and Trust Company. Mr. Conway was previously elected as a Class B Director to serve until the 2003 Annual Meeting.

W. NICHOLAS THORNDIKE -- Mr. Thorndike, age 68, has been a Director of the Corporation since 1989. He serves as a Corporate Director or Trustee of a number of organizations, including Providence Journal Company, The Putnam Funds and Northeastern University. He has also served as a Trustee of Massachusetts General Hospital from 1969 to 1999 and now serves as Honorary Trustee, and was the Chairman of the Board from 1987 to 1992 and President from 1992 to 1994. Until December 1988, he was Chairman and Managing

Partner of Wellington Management Company. Mr. Thorndike was previously elected as a Class B Director to serve until the 2003 Annual Meeting.

KATHLEEN FOLEY CURLEY -- Dr. Curley, age 50, has been a Director of the Corporation since February 1995. She joined Communispace Corporation as Senior Vice President and Chief Community Builder in 2000. She had been Executive Director of Lotus Institute since 1999 and Director of Research from 1996 to 1999. She was an Associate Professor at Northeastern University College of Business Administration in Management Information Systems between 1986 and 1997. Prior to her association with Northeastern University, she was a visiting scholar at MIT - Center for Information Systems Research and an instructor at the Harvard Graduate School of Business Administration. Dr. Curley was previously elected as a Class B Director to serve until the 2003 Annual Meeting.

ARNOLD S. LERNER -- Mr. Lerner, age 71, has been a Director of the Corporation since 1989. He is a Director, Vice Chairman and Clerk of Enterprise Bank and Trust Company. He is a member of Mount Washington Radio and Gramophone LLC, of Conway, NH and had been a partner in six radio stations in the Northeast. Mr. Lerner was previously elected as a Class C Director to serve until the 2004 Annual Meeting.

GEORGE Q. NICHOLS -- Mr. Nichols, age 72, has been a Director of the Corporation since March 1995. He is Senior Vice President of Courier Corporation and became Chairman of National Publishing Company, a wholly-owned subsidiary of Courier Corporation, in 2000. He had previously been President of National Publishing Company since 1976. Mr. Nichols was previously elected as a Class C Director to serve until the 2004 Annual Meeting.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Corporation held a total of 9 meetings during the fiscal year ended September 29, 2001.

         The Board of Directors has an Audit and Finance Committee, a Compensation and Management Development Committee and a Nominating Committee.

         The Audit and Finance Committee (the "Audit Committee") consists of Messrs. Donahue, Hoff, Lerner, and Thorndike, and Ms. Curley, with Mr. Lerner serving as Chairperson. All the members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The functions of the Audit Committee include recommendation of independent auditors for the Corporation; consultation with the Corporation's independent auditors regarding the plan of audit; review, in consultation with the independent auditors, of their audit report and management letter and review of reports and recommendations of the Corporation's internal audit department. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee held two formal meetings during the last fiscal year. A part of each meeting was held with representatives of the Corporation's independent auditors outside of the presence of management.

         The Compensation and Management Development Committee (the "Compensation Committee") consists of Messrs. Donahue, Hoff, Lerner, and Thorndike, and Ms. Curley, with Mr. Hoff serving as Chairperson of the Committee. The Compensation Committee administers the Corporation's executive compensation programs and approves the compensation of executive officers. The Compensation Committee held two formal meetings during the last fiscal year.

         The Nominating Committee was established in April 2001 and consists of Messrs. Donahue, Hoff, Lerner, and Thorndike, and Ms. Curley, with Ms. Curley serving as Chairperson of the Committee. The Nominating Committee reviews and assesses the composition of the Board of Director's and assists in identifying potential new candidates for Director. The Nominating Committee held one formal meeting during the last fiscal year.

         Each Director attended at least 75% of the total number of meetings held by the Board of Directors and any committees on which he or she served during fiscal year 2001, with the exception of Edward J. Hoff, who attended an aggregate of 10 of 14 Board of Directors and Committee meetings. Mr. Hoff had made business plans for a meeting in Europe prior to the scheduling of a meeting of the newly formed Nominating Committee in June. Mr. Hoff would have met the 75% quota if not for that schedule conflict.

DIRECTORS' COMPENSATION

         The Corporation pays its non-employee Directors (Messrs. Donahue, Hoff, Lerner, and Thorndike and Ms. Curley) an annual retainer of $16,000 and meeting fees of $1,000 per meeting of the Board of Directors and $800 per meeting for any committee meetings of the Board of Directors attended. The Corporation pays annual retainer fees to non-employee Directors who serve as Chairpersons of committees of the Board of Directors as follows: Compensation Committee, $10,000; Audit Committee, $5,000; and Nominating Committee, $5,000. Non-employee Directors are allowed, at their election, to receive all or one-half of their annual retainer fees for services as Directors and as Chairpersons of Committees in the form of stock options pursuant to the Deferred Income Plan discussed below.

1989 DEFERRED INCOME STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         The 1989 Deferred Income Stock Option Plan for Non-Employee Directors (the "Deferred Income Plan") provides for the issuance of stock options for shares of the Corporation's Common Stock to each non-employee Director of the Corporation who elects to receive such options in lieu of 50 percent or 100 percent of each annual retainer receivable by him or her for services as a Director and as a Chairperson of a Committee of the Board of Directors. Elections under the Deferred Income Plan may be made only as to compensation paid for services rendered six months after the date of the election. Options are granted on the first day of each fiscal year, or in the case of a newly elected Director, on the first day of the seventh month after his or her election to participate (the "Grant Date") or on the effective date of any retainer increase.

         The per share exercise price for each option granted pursuant to the Deferred Income Plan is $5 less than the average of the closing sales price per share of Common Stock for the five consecutive trading days next preceding the Grant Date of the option, but in no event less than $1 per share. The exercise price is payable in cash, or in shares of

Common Stock, or a combination of the two. The number of shares of Common Stock for which options will be granted to a participating Director as of any Grant Date is one-fifth of the dollar amount by which his or her stipend is reduced on account of his or her election to participate in the Deferred Income Plan.

         Each option granted under the Deferred Income Plan is exercisable on and after its Grant Date to the extent of 25% of the total number of shares subject to the option. Provided that the optionee is then serving as a Director, an option becomes exercisable as to an additional 25% of the shares subject to the option on and after each January 1, April 1 and July 1 next following its Grant Date. Each option granted under the Deferred Income Plan expires five years after its Grant Date. Unexpired options held by a participating Director at the termination of his or her service as a Director may be exercised, to the extent they had become exercisable before such termination, within three months after the date of such termination. Unexpired options held by a participating Director at his or her death may be exercised within one year after his or her death by his or her personal representative, to the extent they had become exercisable before his or her death.

         The Board of Directors has no authority under the Deferred Income Plan to select optionees or to set the number of shares covered by an option or the exercise price of an option, but subject to the foregoing limitations the Board of Directors may administer and construe the Deferred Income Plan and the stock option agreements pursuant to the Deferred Income Plan. On November 5, 1998, the Board of Directors voted to extend the term of the plan indefinitely and received approval from the shareholders at the 1999 Annual Meeting.

         Of the five persons currently eligible to participate in the Deferred Income Plan, Messrs. Donahue, Hoff, Lerner, and Thorndike and Ms. Curley have elected to participate. Options for 4,800 shares to each of Messrs. Donahue, and Thorndike and Ms. Curley, 7,800 shares to Mr. Hoff and 6,300 shares to Mr. Lerner were granted on October 1, 2000 at an exercise price of $15.89 per share.

                             AUDIT COMMITTEE REPORT

         The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation's financial reporting process.

         Management is responsible for the preparation, presentation, and integrity of the Corporation's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Corporation's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

         The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended September 29, 2001 with the Corporation's management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61 as amended, "Communication with Audit Committees". In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 29, 2001, for filing with the Securities and Exchange Commission.

         Kathleen Foley Curley              Arnold S. Lerner
         Richard K. Donahue                 W. Nicholas Thorndike
         Edward J. Hoff

FEES PAID TO DELOITTE & TOUCHE LLP

The following table shows the fees for the audit and other services provided by Deloitte & Touche LLP for fiscal year 2001.

Audit Fees                                                      $ 210,000
Financial Information System Design and Implementation                 --
Other                                                             200,000
                                                                -----------
         Total                                                  $ 410,000
                                                                ===========

The Audit Committee has considered whether the provision of the non-audit services listed as "Other" in the table above is compatible with maintaining the independence of Deloitte & Touche LLP.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation Committee ("the Committee") is comprised entirely of non-employee, independent members of the Board of Directors. It is the responsibility of the Committee to review the performance and set the compensation of the Chief Executive Officer; and to review and approve all compensation arrangements for executive officers, including cash compensation, stock awards, employment/severance agreements and special benefits, where applicable. Actions by the Committee are periodically reported to and, in appropriate cases, ratified by the Board of Directors.

         The Committee approved the Executive Compensation Program in 1994 for all executives, and the program was continued in 2001. An independent compensation consultant was retained by the committee to assist it in evaluating the Executive Compensation Program to ensure it continued to match directly the strategy and organizational focus that the Corporation has established for achieving competitive success, higher profits and maximizing shareholder returns.

PHILOSOPHY

         The Executive Compensation Program is designed to:

         o attract and retain high quality management talent and to motivate them to build and sustain value for shareholders,
         o provide aggregate compensation opportunities that, when performance goals are achieved, will be comparable to those provided by other companies with revenues and operating characteristics similar to the Corporation, and
         o establish for employees in management positions a significant risk/reward compensation structure through incentive pay plans.

EXECUTIVE COMPENSATION PROGRAM

         The executive compensation program consists of four compensation components that together comprise a total compensation amount established for each executive officer. In determining total compensation amounts, the Corporation reviews compensation survey data of other companies of a similar revenue size, in similar markets as the Corporation, and in regional areas in which the Corporation competes for executive talent. There is no special attempt to set total compensation of executive officers to particular levels (e.g., median, salary midpoint, etc.) within the survey data. Since three of the four compensation components in the executive compensation program are variable, total compensation can fluctuate significantly year to year if performance targets are exceeded, achieved, or not attained. It is the opinion of the Committee that when performance targets are achieved, total compensation earned by executive officers will reach a level competitive with other executive officers in companies with similar size and characteristics.

         Total compensation is comprised of base salary, an annual cash bonus, a long-term stock incentive, and a long-term performance incentive.

         Base Salary - Increases in base salaries for fiscal 2001 ranged from 4% to 9% for executive officers.

         Annual Cash Bonus - The Committee approves annual cash bonus targets and the performance targets upon which the bonus will be earned by executive officers at the beginning of the fiscal year. At least one-third of the annual cash bonus for all executive officers is based upon the achievement of corporate earnings targets. Some executive officers may also have a portion of their annual cash bonus based upon achievement of individual business unit measures and/or sales. If the annual cash bonus is based on both corporate and individual business unit measures, the weight given to the corporate measure ranges from 34% to 50% depending upon the position of the executive officer; the weight given to the individual business unit measures, therefore, ranges from 50% to 66%. No annual cash bonus is earned unless minimum earnings thresholds are achieved. The maximum that may be earned is 200% of the annual cash bonus target when earnings targets are exceeded by specified amounts.

         In 2001, the corporate earnings target was exceeded. All executives earned 125% of the portion of their annual cash bonus which was based upon the corporate earnings measure. Executive officers earned from 67% to 150% of the portion of their annual cash bonus based on individual business unit measures.

         Long-Term Stock Incentive - The Long-Term Stock Incentive represents a value, in terms of compensation, which is earned by executives through a combination of a stock option award and a cash award based upon Total Shareholder Return (TSR). The Committee believes that stock options and awards based on TSR are a valuable method of tying executives' performance to the creation of shareholder value over the long-term since the full benefit of the total compensation package cannot be realized unless an appreciation in the price of Common Stock of the Corporation occurs over a number of years. Stock options for fiscal 2001 were awarded at the end of fiscal 2000. The stock option awards, which vest over a three-year period, were granted to executive officers with an option exercise price equal to the fair market value, except in the case of the Chief Executive Officer's award which was 110% of the fair market value, of the Corporation's Common Stock as of the date of the awards. The Committee believes in encouraging share ownership by executives. Therefore, the number of shares and/or options currently held by executive officers is not a factor in determining individual option awards.

          The portion of the executive officers' Long-Term Stock Incentive which is comprised of a cash award may be earned over a period of time up to 5 years based upon the Corporation meeting or exceeding its peer group TSR. A portion of the award may be earned annually based upon achieving an annual TSR measure; and beginning with the third through fifth year, up to the full award may be earned based upon achieving a cumulative TSR measure. Awards are paid following the close of the fiscal year in which they are earned. Any unearned portion of the award after five years is forfeited. In 2001, Courier Corporation's three-year cumulative total shareholder return exceeded the three-year cumulative total shareholder return of its peer group; and Courier Corporation's one-year total shareholder return met the one-year total shareholder return of its peer group. Therefore, in fiscal 2001, executives earned the remaining 50% of their cash award potential under the fiscal 1999 Long-Term Stock Incentive (the other 50% of the fiscal 1999 award having been earned and paid out in 1999 and 2000) and earned 25% of their cash award potential under the fiscal 2000 and fiscal 2001 Long-Term Stock Incentive. Award payouts were made following the close of fiscal 2001.

         In addition, one executive officer received a restricted stock grant award in fiscal 2001, which vests over five years.

         Long-Term Performance Incentive - The Long-Term Performance Incentive is earned by executive officers based upon the Corporation achieving specific return on asset (ROA) targets each year within a three-year performance period. If the target is missed in any of the three years, a portion of the award is forfeited. Amounts earned under the plan are not paid until the end of the three-year performance period. The ROA target for the first year of the 2001 Long-Term Performance Incentive was achieved, and the earned award will be paid following the close of the 2003 fiscal year. The ROA target for the second year of the 2000 Long-Term Performance Incentive was achieved for 2001, and the earned award will be paid following the close of the 2002 fiscal year. The ROA target for the third year of the 1999 Long-Term Performance Incentive was achieved for 2001. Executives earned, in total, 100% of the 1999 Long-Term Performance Incentive award, and the payouts were made following the close of fiscal 2001.

CHIEF EXECUTIVE OFFICER PAY

         At the beginning of the fiscal year the Committee set Mr. Conway's total compensation for 2001. Compensation survey data of Chief Executive Officers of companies of similar revenue size and in similar markets as the Corporation were used as a guide for determining Mr. Conway's 2001 total compensation.

         Mr. Conway's 2001 total compensation is comprised of a base salary, the annual cash bonus, the Long-Term Stock Incentive, and the Long-Term Performance Incentive. Mr. Conway's base salary was increased for 2001 by 8%. Mr. Conway's annual cash bonus was based solely upon achieving corporate earnings targets. Since the corporate earnings target was exceeded, Mr. Conway earned 125% of his 2001 bonus potential. Mr. Conway's 2001 Long-Term Stock Incentive was comprised of a combination of a stock option award, which was granted to Mr. Conway at the end of fiscal year 2000, and a cash award based upon Total Shareholder Return
(TSR). The stock option award for fiscal year 2001, which vests over a three-year period, was granted at an option price equal to 110% of the fair market value of the Corporation's Common Stock as of the date of the award. Since the Long-Term Stock Incentive is a component of the total compensation established for Mr. Conway by the Committee, a recognized stock option pricing model was used to determine the number of shares that corresponded to a specific amount of compensation. Therefore, the number of option shares awarded was not based on the number of shares currently held by Mr. Conway. In 2001, Mr. Conway earned the remaining 50% of his award potential under the fiscal 1999 Long-Term Stock Incentive (the other 50% of the fiscal 1999 award having been earned and paid out in 1999 and 2000) because Courier Corporation's three-year cumulative total shareholder return exceeded the three-year cumulative total shareholder return of its peer group in fiscal 2001. Mr. Conway earned 25% of the fiscal 2000 and fiscal 2001 Long-Term Stock Incentive cash awards because Courier Corporation's one-year total shareholder return met the one-year total shareholder return of its peer group in fiscal 2001. These Long-Term Stock Incentive cash awards were made following the close of fiscal 2001. Mr. Conway earned a portion of the fiscal 1999, 2000, and 2001 Long-Term Performance Incentive, as described above, by achieving specific return on assets targets. The award earned under the fiscal 1999 Long-Term Performance Incentive, which represented 100% of the total award that could be earned, was paid following the close of fiscal 2001.

TAX LAW CHANGES

         In 1993, the tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Corporation. At this time, it is not anticipated that any executive officer of the Corporation will receive any such compensation in excess of this limit during 2001. At the recommendation of the Committee, the Board of Directors voted on November 27, 1995 to amend the 1993 Stock Incentive Plan to comply with
Section 162(m) of the Internal Revenue Code. The Committee will continue to monitor this situation and will take additional actions if it is warranted in the future.

CLOSING

         The Compensation Committee believes that the executive compensation program implemented for 2001 successfully tied executive compensation to the achievement of significant corporate earnings, attainment of strategic goals, and increased shareholder value.

                  Kathleen Foley Curley     Arnold S. Lerner
                  Richard K. Donahue        W. Nicholas Thorndike
                  Edward J. Hoff

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

         The following table (the "Summary Compensation Table") sets forth information concerning compensation paid for the last three fiscal years to the Corporation's Chief Executive Officer, each of its four other most highly compensated executive officers serving at the end of the fiscal year ended September 29, 2001 (collectively, the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                      -----------------------
                                  ANNUAL COMPENSATION                      AWARDS                    PAYOUTS
                                 ----------------------                    ------                    -------
                                                              OTHER      RESTRICTED   SECURITIES
                                                              ANNUAL       STOCK      UNDERLYING      LTIP        ALL OTHER
NAME AND                                                   COMPENSATION    AWARDS      OPTIONS/      PAYOUTS     COMPENSATION
PRINCIPAL POSITION     YEAR      SALARY($)      BONUS($)       ($)(1)      ($)(2)      SARS(#)         ($)          ($)(3)
------------------     ----      ---------      -------        ------     --------    ---------      -------     ------------
J. F. Conway III       2001      340,000        218,750             0           0       9,000        152,451       48,262
Chairman,              2000      315,000        270,000        80,737           0      12,000        140,463       36,744
President              1999      310,000        210,000             0           0           0        134,298       25,937
and Chief
Executive
Officer

G. Q. Nichols          2001      289,469        266,500             0           0       3,000         34,500       59,313
Corporate Senior       2000      276,250        321,125             0           0           0         40,000       55,080
Vice                   1999      265,000        277,675             0           0           0         40,000       44,277
President and
Chairman
of National
Publishing
Company

R. P. Story, Jr        2001      265,000        200,000        19,827           0       7,500      118,243       42,137
Senior Vice            2000      245,000        280,000             0     224,375      10,000      109,990       25,897
President              1999      238,077        105,000             0           0           0      102,283       18,770
and Chief
Financial
Officer

P.  D. Tobin (4)       2001      145,000         71,876             0      64,980       2,250       22,284       11,225
Vice President         2000      133,000        100,000             0           0       2,800       23,905        9,717
                       1999           --             --            --          --          --           --           --

P. M. Folger           2001      138,000         56,250             0           0        2,250       20,598       13,250
Vice President         2000      130,003         80,000             0      57,250        3,000       20,351       11,064
and Controller         1999      129,616         61,250             0           0            0       21,162        9,316

(1) Includes tax assistance paid in fiscal 2001 on a restricted stock grant.

(2) Includes a restricted stock grant awarded in fiscal 2001 as follows: Mr. Tobin, 3,000 shares valued at $21.66 per share as of September 29, 2001, and vesting 25% two years after the date of grant and 25% on each of the third, fourth and fifth years.

(3) Includes profit sharing contributions made during fiscal 2001 by the Corporation to individual accounts in the Profit Sharing and Savings Plan ("PSSP") as follows: Mr. Conway, $10,200; Mr. Nichols, $14,450; Mr. Story, $10,200; Mr. Tobin, $8,500; and Mr. Folger, $10,200. Also includes matching contributions by the Corporation to individual 401(k) accounts in the PSSP in fiscal year 2001 as follows: Mr. Conway, $2,550; Mr. Nichols, $2,498; Mr. Story, $2,733; Mr. Tobin, $2,682; and Mr. Folger, $2,638. Also includes the value of stock allocations to the individual accounts in the ESOP in fiscal 2001 as follows: Mr. Conway, $1,321; Mr. Nichols, $953; Mr. Story, $628; Mr. Tobin, $43; and Mr. Folger, $412. Also includes amounts credited under the Courier Corporation Deferred Compensation Program in fiscal 2001 as follows:
    Mr. Conway, $34,191; Mr. Nichols, $41,412; and Mr. Story, $28,576.

(4) Mr. Tobin became an executive officer on September 28, 2000. The compensation he earned prior to that time was not as an executive officer.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows the individual grants of stock options under the Courier Corporation 1993 Stock Incentive Plan (the "1993 Stock Incentive Plan") to each of the Named Executive Officers during the fiscal year ended September 29, 2001.

                                                                                GRANT DATE
                               INDIVIDUAL GRANTS                                  VALUE
                  -------------------------------------------                 -------------
                    NUMBER OF       % OF TOTAL
                     SHARES          OPTIONS
                   UNDERLYING        GRANTED TO     EXERCISE OR                 GRANT DATE
                     OPTIONS        EMPLOYEES IN    BASE PRICE   EXPIRATION   PRESENT VALUE
      NAME        GRANTED (#)(1)    FISCAL YEAR     ($/SH)(2)       DATE          ($)(3)
      ----        --------------    ------------    ---------    ----------   -------------
J. F. Conway III          9,000        9.9%           23.73        9/26/06         53,680

G. Q. Nichols             3,000        3.3%           21.57        9/26/08         23,702

R. P. Story, Jr.          7,500        8.2%           21.57        9/26/08         59,256

P. D. Tobin               2,250        2.5%           21.57        9/26/08         17,777

P. M. Folger              2,250        2.5%           21.57        9/26/08         17,777

(1) All options granted and reported in this table were awarded on September 26, 2001 for fiscal 2002. The options awarded to Messrs. Conway, Nichols, Story, Tobin and Folger vest over a three-year period, in three equal installments. Options granted are not assignable, except by the laws of descent and distribution or by will. The 1993 Stock Incentive Plan provides that the Board of Directors will determine the effect that the death of an option holder or the termination of his employment will have upon the exercisability of the option. Option vesting may be accelerated in the event of change in control of the Corporation.

(2) The exercise prices of the options awarded to Messrs. Nichols, Story, Tobin and Folger are the fair market values of the Common Stock on the date of grant. The exercise price of the option awarded to Mr. Conway is 110 % of the fair market value of the Common Stock on the date of grant.

(3) The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing stock options. The Black-Scholes model relies on several key assumptions to estimate the present value of options, including the volatility of and dividend yield on the security underlying the option, a risk-free rate of return on the date of grant, and the term of the option. In calculating the grant date present values set forth in the table, a factor of 33.77% has been assigned to the volatility of the Common Stock, based on the average weekly stock price for the three years preceding the date of grant; the yield on the Common Stock has been set at 1.66%, based upon the annual dividend rate in effect on the date of grant; the risk-free interest rates have been fixed at 3.92% and 4.51% for periods of five and seven years, the rates for U.S. Treasury Notes, with terms comparable to the option terms, on the date of grant as reported in the Federal Reserve Statistical Release, and the exercise of the options has been assumed to occur at the end of the actual option terms of five and seven years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, that may be realized by each individual will depend on the market price of Common Stock on the date of exercise.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

         The following table shows each stock option exercised during the fiscal year ended September 29, 2001 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis.

                                                                      Number of                     Value of Unexercised
                                                                   Unexercised Options              In-the-Money Options
                                                                  AT FISCAL YEAR END (#)         AT FISCAL YEAR END ($) (1)
                                                             ------------------------------    ----------------------------
                            SHARES
                           ACQUIRED            VALUE
     NAME               ON EXERCISE (#)    REALIZED ($)(1)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
     ----               ---------------    ---------------    -----------     -------------    -----------    -------------

J. F. Conway III             15,750             326,475          24,000          21,000          173,580           28,380


G. Q. Nichols                     0                   0               0           3,000                0              270

R. P. Story, Jr.             18,000             312,870          32,862          17,499          353,603           41,872

P. D. Tobin                   3,219              33,004           4,775           5,050           38,939           11,431

P. M. Folger                  4,500              85,365          10,297           5,250          112,128           12,563

(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year end, as the case may be.

             LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL YEAR 2001

         The following table describes long-term incentives awarded for the fiscal year 2001 to 2005 performance period under the Corporation's Long-Term Incentive Plan to the Named Executive Officers. Awards are payable in cash only.

                    PERFORMANCE
                     OR OTHER            ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE BASED PLANS
                   PERIOD UNTIL          ----------------------------------------------------------
                   MATURATION OR           THRESHOLD                 TARGET               MAXIMUM
     NAME             PAYOUT                  ($)                      ($)                  ($)
     ----        ----------------        ------------               --------            -----------

J. F. Conway III        2001-2003             27,500                 110,000              110,000
                        2001-2005             16,499                  65,997               65,997

G. Q. Nichols           2001-2003                  0                       0                    0
                        2001-2005                  0                       0                    0

R. P. Story, Jr.        2001-2003             22,500                  90,000               90,000
                        2001-2005              9,628                  38,512               38,512

P. D. Tobin             2001-2003              5,000                  20,000               20,000
                        2001-2005                388                   1,553                1,553

P. M. Folger            2001-2003              5,000                  20,000               20,000
                        2001-2005                388                   1,553                1,553

         Two long-term incentive plans are provided, one with a three-year performance period and based upon achievement of specific return on asset targets, and one with up to a five-year performance period and based upon achievement of specific total shareholder return compared to the Corporation's peer group. In 2001 the threshold amount, which represents 25% of the target amount, has been earned under both plans because 2001 targets were achieved. For the plan based upon return on assets, 75% of the target amount may be earned over the next two years. For the plan based upon total shareholder return, 75% of the target amount may be earned over the next four years. The threshold amount is 25% of the target amount although it can be as low as 0% for both plans.

SENIOR EXECUTIVE SEVERANCE PROGRAM

         Messrs. Conway, Nichols, Story, and Folger are parties to agreements pursuant to the Corporation's Senior Executive Severance Program (the "Severance Program") entered into by Messrs. Conway, Nichols and Story in October 1988, and by Mr. Folger in January 1999. In accordance with the Severance Program, if a "change in control" of the Corporation, as defined in the Severance Program, occurs while one of these individuals is an employee of the Corporation, and his employment is subsequently terminated for reasons other than death, disability, retirement or termination for cause, he shall be entitled to a severance payment and continuation of participation for up to 36 months in certain medical, group life and similar benefit plans of the Corporation. In addition, in the event of a change in control each such individual shall receive a severance payment and benefits if he terminates his employment for "good reason", defined in the Severance Program to include changes in his duties or titles inconsistent with his duties or titles prior to the change in control, reduction within a twelve-month period in his base salary or failure to increase his base salary by at least the average percentage increase for all officers of the Corporation, or reductions or termination of incentive or benefit plans or programs in which he participated prior to the change in control. The severance payment, which is due in a lump sum, is an amount equal to a multiple of 1 to 2.5 times the individual's average annual salary and bonus paid during the five calendar years preceding the change in control. The multiple is based upon years of service with the Corporation; provided that a minimum multiple of 2.0 is prescribed for the Chairman of the Board of Directors, the Chief Executive Officer, the President and the Chief Operating Officer prior to the change in control. The multiple presently applicable to Mr. Nichols is 2.5, and to Messrs. Conway, Story and Folger is 2.

OTHER RETIREMENT BENEFITS

         The Corporation and its subsidiaries, Courier-Citizen Company, Courier Westford, Inc. and National Publishing Company previously maintained defined benefit pension plans to provide retirement benefits for officers and all other non-union employees. All of these defined benefit plans terminated on December 31, 1988. Benefits under the terminated plans have been provided by the purchase of individual annuity contracts from insurance companies. The annual benefit payable at age 65 under the annuity contract to Mr. Conway is $6,565; to Mr. Nichols is $10,527; to Mr. Story is $1,595; and to Mr. Folger is $7,243.

         In June 1992, the Board of Directors approved, and on November 7, 1996 amended, a Supplemental Retirement Benefit Agreement with Mr. Nichols, providing for a supplemental annual benefit payable after his retirement (his "Benefit"). Mr. Nichols' Benefit will be paid as a single life annuity in monthly installments from the date of Mr. Nichols' retirement until his death. On November 9, 2000, the Board of Directors voted to increase the annual amount of the benefit to $70,000 upon retirement at or over his current age of 72. Mr. Nichols may elect to have the Benefit paid in a different form of annuity having an equivalent actuarial value. In the event that Mr. Nichols dies before he retires and is survived by his spouse, a monthly benefit will be paid to his spouse for her life in an amount equal to the Benefit she would have received upon Mr. Nichols' death had he retired on the day preceding his death. If Mr. Nichols has not selected an alternative form of annuity before his death, the spousal benefit will be determined as if he had selected a joint and 100% survivor annuity. In the event of a "change in control" of the Corporation (as defined in the Supplemental Retirement Benefit Agreement) during Mr. Nichols' employment or the payment period of the Benefit, the "commuted value" of the Benefit will be paid to Mr. Nichols within 60 days after the change in control. The commuted value of the Benefit is the present value of the Benefit remaining to be paid at the time of the change in control, assuming that Mr. Nichols will survive for a period equal to his life expectancy, and applying a rate of interest equal to the Internal Revenue Service applicable federal rate for that period.

EMPLOYMENT AGREEMENTS

         The Corporation has an employment agreement with Mr. Nichols effective as of March 3, 1993. Mr. Nichols became Chairman of National Publishing Company in 2000, having served as President since 1976. Mr. Nichols currently works full time. The employment agreement provides that Mr. Nichols may elect part-time employment at a reduced level of compensation with current benefits remaining unchanged. The Corporation may not terminate Mr. Nichols' employment other than for cause.

                        FIVE YEAR STOCK PERFORMANCE GRAPH

         The graph below compares the Corporation's cumulative total stockholder return on its Common Stock with the cumulative total return on the Standard & Poor's 500 stock index (the "S&P 500 Index"), a new peer group (the "New Peer Group") of companies selected by the Corporation for purposes of the comparison and the old peer group (the "Old Peer Group") that the Corporation had been using for comparison over the past several years. Both peer groups are described more fully below including the reasons for making the changes. This graph assumes the investment of $100 on October 1, 1996 in each of Courier Common Stock, the S&P 500 Index, the New Peer Group and the Old Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500, New Peer Group and Old Peer Group indices.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
      COURIER CORPORATION, S&P 500 INDEX, NEW PEER GROUP AND OLD PEER GROUP

COURIER CORP

                                               Cumulative Total Return
                         ----------------------------------------------------------------
                           9/96        9/97        9/98        9/99       9/00       9/01
COURIER CORPORATION      100.00      147.87      217.65      265.65     327.20     372.51
S & P 500                100.00      140.45      153.15      195.74     221.74     162.71

NEW PEER GROUP 2         100.00      133.91      138.02      120.41     121.25     123.50
OLD PEER GROUP           100.00      122.77       92.35       88.37      73.48      83.79


         The Old Peer Group is made up the following printing companies:
American Banknote Corporation; Banta Corporation; Bowne & Co., Inc.; Cadmus Communications Corporation; Ennis Business Forms, Inc.; John H. Harland Company; New England Business Services, Inc.; Standard Register Company; and Wallace Computer Services, Inc.

         With the acquisition of Dover Publications by Courier in September 2000, the Corporation felt its Peer Group should be modified so that instead of being comprised exclusively of companies in the printing industry, it would include a mixture of companies from both printing and publishing. Two publishing companies, John Wiley & Sons, Inc. and Thomas Nelson, Inc. were added. Three companies from the printing industry with characteristics least similar to Courier were dropped (American Banknote Corporation,

John H. Harland Company and Wallace Computer Services, Inc.). The New Peer Group includes eight companies as follows: Banta Corporation; Bowne & Co.; Cadmus Communications Corporation; Ennis Business Forms, Inc.; New England Business Services, Inc.; The Standard Register Company; Thomas Nelson, Inc.; and John Wiley & Sons. Inc. As of September 30, 2001, the market capitalization of the publishing companies was approximately 40% of the New Peer Group while the printing industry companies were approximately 60% of the New Peer Group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on a review of the reports of changes in beneficial ownership of the Corporation's Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers and Directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 29, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Donahue, Hoff, Lerner, and Thorndike and Ms. Curley. Mr. Conway is a Director of Enterprise Bank and Trust Company ("Enterprise") in Lowell, MA and a member of the Enterprise compensation committee. Mr. Lerner is a Director, Vice Chairman of the Board of Directors and Clerk of Enterprise and a member of its compensation committee. However, Mr. Lerner is not an "executive officer" of Enterprise and is "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

               ITEM 2: APPROVAL OF AMENDMENT TO THE CORPORATION'S
                            ARTICLES OF ORGANIZATION

PROPOSED AMENDMENT

         The Board of Directors has voted to recommend to the stockholders that the Corporation's Articles of Organization, as amended, be amended in order to increase the number of authorized shares of Common Stock by 12,000,000 shares to a total of 18,000,000. The Board of Directors believes the approval of this amendment to the Articles of Organization, as amended, is in the best interests of the Corporation and its stockholders and recommends a vote in favor of this proposal.

BACKGROUND AND REASONS FOR THE PROPOSAL

         The authorized Common Stock of the Corporation currently consists of 6,000,000 shares, par value $1.00, 5,112,437 of which were outstanding as of the record date. Additional shares have been reserved for issuance pursuant to stock options granted or to be granted as follows: 6,750 shares under the 1983 Stock Option Plan, 491,890 shares under the 1993 Stock Incentive Plan, 196,950 shares under the 1999 Deferred Income Stock Option Plan for Non-Employee Directors, 101,163 shares under the 1999 Employee Stock Purchase Plan, and 1,242 shares under the 1977 Stock Grant Plan.

         The Board of Directors believes that the authorization of additional shares is desirable to provide the Corporation with flexibility in connection with possible future stock splits or dividends, joint ventures and acquisitions, in raising additional capital, for grants and as incentives to employees, officers, and directors of the Corporation, and other general corporate purposes. If this amendment is approved, the Board of Directors will have additional shares of common stock available to effect a sale of shares (either in public or private transactions, mergers, consolidations or similar transactions) which would increase the number of outstanding shares and could thereby dilute the interest of current stockholders. The Corporation has no existing understanding or agreement for the issuance of any shares of Common stock (other than the shares currently reserved for issuance as described above); however, the Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

         The issuance of additional shares of Common Stock may have a dilutive effect upon the percentage of equity of the Corporation owned by present stockholders. In addition, the issuance of the additional shares of Common Stock authorized by the proposed amendment may render more difficult or discourage a merger, tender offer or proxy contest involving the Corporation, the assumption of control of the Corporation by the holder of a large block of the Corporation's securities or the removal of incumbent management. The proposed amendment is not being recommended in response to any specific effort of which the Corporation's management is aware to accumulate shares or obtain control of the Corporation.

         The additional shares of Common Stock authorized for issuance pursuant to the Amendment will have all of the rights and privileges that the presently outstanding shares of Common Stock possess. The increase in authorized shares would not affect the terms, or rights of the holders, of existing shares of Common Stock. All outstanding shares would continue to have one vote per share on all matters to be voted on by the shareholders, including the election of directors.

         If the amendment to the Articles of Organization, as amended, is approved by the Stockholders, the Board of Directors will have authority to issue such shares of Common Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares that may be issued in the future. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Corporation's Articles of Organization, as amended.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF ORGANIZATION, AS AMENDED. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                ITEM 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has redesignated the firm of Deloitte & Touche LLP as the Corporation's independent auditors for the fiscal year ending September 28, 2002. The firm became independent auditors for the Corporation in 1996.

         Although the Corporation is not required to submit the ratification and approval of the selection of its independent auditors to a vote of stockholders, the Board of Directors believes it is sound policy and in the best interests of the stockholders to do so. In the event a majority of the votes cast are against the selection of Deloitte & Touche LLP, the Directors will consider the vote and the reasons therefore in future decisions on the selection of independent auditors.

         Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION BE RATIFIED AND APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         The Corporation expects to hold its 2003 Annual Meeting on January 16, 2003. Eligible stockholders may present proposals for inclusion in the Corporation's 2003 Annual Meeting Proxy Statement, provided the proposals comply with applicable Securities and Exchange Commission regulations and are received by the Corporation no later than August 9, 2002. Any proposal intended to be presented at the 2003 Annual Meeting should be sent to the Corporation at 15 Wellman Avenue, North Chelmsford, Massachusetts 01863, Attention: Robert P. Story, Jr., Senior Vice President and Chief Financial Officer.

         A stockholder who wishes to present a proposal at the 2003 annual meeting of stockholders, other than a proposal to be considered for inclusion in the Corporation's proxy statement described above, must deliver the proposal to the address listed above. The Corporation must receive the proposal on or before October 23, 2002. The proposal must also comply with the other requirements contained in the Corporation's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

VOTING OF PROXIES

         The persons named in the enclosed Proxy will vote as directed in the Proxy and, in the absence of such direction, will vote in favor of the actions specified in Items 1, 2 and 3 of the Proxy. The shares will be voted on such other matters as may properly come before the meeting in accordance with the best judgement of the Proxy holder including voting for election of a Director in place of any person named above who may not be available for election. The Board of Directors of the Corporation is not aware of any other matters which may come before the meeting.

                                     By order of the Board of Directors,

                                     F. BEIRNE LOVELY, JR., Clerk

15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 7, 2001

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

------------------------------------------------------------------------------
                              COURIER CORPORATION
------------------------------------------------------------------------------

The undersigned hereby ratifies and confirms all that said attorneys and Proxies and each of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof, revoking any proxy heretofore given with respect to such shares.

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                | |

                                                      FOR ALL   WITH-  FOR ALL
                                                      NOMINEES   HOLD   EXCEPT
1. Election of Directors: (01) Richard K. Donahue,
   (02) Edward J. Hoff and (03) Robert P. Story, Jr.    | |       | |     | |
   (as Class A Directors)

   If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

                                                        FOR  AGAINST   ABSTAIN
2. Proposal to approve an amendment to the
   Corporation's Articles of Organization increasing    | |    | |       | |
   the number of authorized shares of Common Stock.

                                                        FOR  AGAINST   ABSTAIN
3. Proposal to approve the appointment of Deloitte
   & Touche LLP as the Independent Auditors of          | |    | |       | |
   the Corporation.

4. To transact such other business as may properly come before the meeting and/or any adjournment or adjournments thereof.

IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ATTORNEYS AND PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

                                                ------------------------------
Please be sure to sign and date this Proxy.         Date
------------------------------------------------------------------------------


--------Stockholder sign here----------------------Co-owner sign here---------


Dear Shareholder,

Please take note of the important information enclosed with the Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held on January 17, 2002 at Boston University Corporate Education Center, 72 Tyng Road, Tynsboro, Massachusetts 01879.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

COURIER CORPORATION

                             COURIER CORPORATION

      PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - JANUARY 17, 2002 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Courier Corporation (the "Corporation") hereby constitutes and appoints James F. Conway III, W. Nicholas Thorndike and Kathleen Foley Curley, and each of them singly, with full power of substitution, the attorneys and Proxies of the undersigned, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of the Corporation to be held on January 17, 2002, commencing at 11:00 a.m., and/or at any adjournment or adjournments thereof (the Proxy Statement in connection therewith and due notice of the time, place and purposes of such a meeting have been received by the undersigned) and at such meeting and/or any adjournment or adjournments thereof to vote and act with respect to all shares of Common Stock of the Corporation standing in the name of the undersigned or in respect of which the undersigned is entitled to vote, with all the powers the undersigned would possess if personally present at said meeting and/or any adjournment or adjournments thereof and especially to vote as follows, a majority of said attorneys and Proxies, or any one if only one be present, to have all the powers of said attorneys or Proxies.

------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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